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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): February 12, 2002


                                   ENRON CORP.
             (Exact Name of Registrant as Specified in Its Charter)


                                     OREGON
                 (State or Other Jurisdiction of Incorporation)


         1-13159                                        47-0255140
(Commission File Number)                   (I.R.S. Employer Identification No.)


             ENRON BUILDING
            1400 SMITH STREET
             HOUSTON, TEXAS                                     77002
(Address of Principal Executive Offices)                     (Zip Code)


                                 (713) 853-6161
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS

         As previously announced, on December 2, 2001, Enron Corp., an Oregon Corporation (the "Company"), and certain other subsidiaries of the Company (collectively, the "Debtors"), each filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code ("Chapter 11") with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Beginning on December 3, 2001, additional subsidiaries of the Company have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court.

         The Company announced it is moving forward with its reorganization efforts and intends to present restructuring alternatives to the Unsecured Creditors' Committee during the second quarter of 2002. In connection with any such restructuring, the Company believes that the total amount of the liquidated, undisputed claims against the Company and its subsidiaries exceeds and will exceed the current fair market value of the consolidated operations and assets of the Company and its subsidiaries. Accordingly, the Company believes the existing equity of the Company has and will have no value and that any Chapter 11 plan confirmed by the Bankruptcy Court will not provide the Company's existing equity with any interest in the reorganized debtor. Any and all Chapter 11 plans will be subject to creditor votes and judicial determinations of confirmability.

         The Board of Directors of the Company also announced its plan to restructure the board as part of the Company's reorganization process under Chapter 11. The following members of the Board announced that they would resign effective 30 days from today: Mr. Ronnie C. Chan, Mr. John H. Duncan, Dr. Robert
K. Jaedicke, Dr. Charles A. LeMaistre, Mr. Paulo V. Ferraz Pereira and Lord John Wakeham. The foregoing constitute three of the longest serving members of the board and three who are required to travel great distances to attend meetings. Following the effective resignation of the named Board members, the number of seats on the Board will be reduced to eight. The Company plans to search aggressively for a non-executive chairman and additional new qualified candidates to join the Board and assist in the restructuring process. The Company also announced that Directors Norman P. Blake, Jr. and Herbert S. Winokur, Jr., have joined Director Raymond S. Troubh, who joined the Board on November 27, 2001, on the committee of the Board designated to oversee the reorganization process (the "Restructuring Committee"). Mr. Troubh will serve as chairman of the Restructuring Committee.

         As previously announced, the Company is continuing to review and evaluate the information and allegations set forth in the report of the Special Investigative Committee of the Board of Directors issued on February 2, 2002.

         Forward-looking Statements

         This Form 8-K, including exhibits attached hereto, contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that any such forward-looking statements are not guarantees of future


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performance and that actual results could differ materially as a result of known and unknown risks and uncertainties, including: various regulatory issues, the outcome of the Company's Chapter 11 process, the outcome of litigations commenced or to be commenced on behalf of the Company, general economic conditions, future trends, and other risks, uncertainties and factors disclosed in the Company's most recent reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

         As explained in a November 8, 2001 Form 8-K filed by the Company with the Securities and Exchange Commission (SEC), the Company will be filing restated consolidated financial statements for the fiscal years ended December 31, 1997 through 2000 and for the first and second quarters of 2001 but it has not yet done so. As a result, the previously issued financial statements for these periods and the audit reports covering the year-end financial statements for 1997 through 2000 should not be relied upon.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 12, 2002

                             ENRON CORP.

                             By: /s/ Stephen F. Cooper
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                                 Name: Stephen F. Cooper
                                 Title: Interim Chief Executive Officer and
                                         Chief Restructuring Officer



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